UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 24, 2012

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2115 Linwood Avenue, Suite 100

Fort Lee, New Jersey 07024

(Address of principal executive offices) (Zip code)

(201) 363-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 24, 2012, the Compensation Committee of the Board of Directors (the “Committee”) of ORBCOMM Inc. (the “Company”), adopted a new 2012 long-term incentive award (the “Award”) under the Company’s 2006 Long-Term Incentive Plan, as amended, the specific terms of which will be set forth in separate Performance Unit Awards. The Awards will be available for issuance to current and future members of the Company’s senior management, including the Company’s named executive officers.

Pursuant to each Award, the recipient will receive a specified number of Performance Units representing the right to receive a maximum of 45% of the recipient’s 2013 base salary, payable in cash, shares of the Company’s common stock or a combination of cash and shares, as determined by the Committee. The Performance Units will be allocated in three equal amounts (15% of the recipient’s 2013 base salary) to each of the 2013, 2014 and 2015 fiscal years and will vest and be payable only if the market price of the Company’s common stock reaches certain price targets as of December 31, 2013, 2014 and 2015. In addition, the recipient of the Award must be employed by the Company through the date of vesting and payment. For each fiscal year, no vesting or payment of any Award will occur if the threshold market price of the Company’s common stock is not reached for that fiscal year. To the extent the market price of the Company’s common stock is above the threshold level for a specified fiscal year, the number of Performance Units that will vest and be payable will increase up to the maximum number of Performance Units allocated to that particular fiscal year. The market price of the Company’s common stock as of December 31 of each fiscal year will be based on average daily closing prices of the Company’s common stock for the 20 trading days immediately preceding that December 31.

Following its approval of the form of Performance Unit Award, the Committee made grants of Awards to each of the following named executive officers of the Company for a number of Performance Units of up to 45% of their respective 2013 base salaries (allocated in three equal amounts (15% of the executive officer’s 2013 base salary) to each of the 2013, 2014 and 2015 fiscal years): Marc Eisenberg, President and Chief Executive Officer; Robert Costantini, Executive Vice President and Chief Financial Officer; John Stolte, Executive Vice President, Technology and Operations; and Christian Le Brun, Executive Vice President, General Counsel and Secretary.

The form of Performance Unit Award is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The description of the terms of the Performance Unit Award contained herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Performance Unit Award

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By	/s/ Christian Le Brun
	Name:	Christian Le Brun
	Title:	Executive Vice President, General Counsel and Secretary

Date: October 29, 2012